UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

eXegenics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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eXegenics, Inc.
1250 Pittsford-Victor Road
Building 200, Suite 280
Rochester, New York 14534

—, 2004

Dear Stockholder:

     We cordially invite you to attend a special meeting of stockholders of eXegenics, Inc. (the “Company”). The special meeting will be held at the offices of Berkman, Henoch, Peterson & Peddy, P.C., 100 Garden City Plaza, Garden City, New York 11530 on —, 2004 at 11:00 a.m. local time. The agenda for the meeting is as follows:

     1. To consider and act upon a proposal to authorize the Company’s board of directors in its discretion to amend the Company’s amended certificate of incorporation to effect a one-for-two reverse stock split of the Company’s common stock, such number consisting of only whole shares and authorizing the Company’s board of directors to file one such amendment; and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The proposal to effect a reverse stock split is discussed in more detail in the attached proxy statement. Please read the attached proxy statement carefully. The Board of Directors has fixed the close of business on    , 2004 as the record date for the meeting and only holders of shares of record at that time are entitled to notice of and vote at the meeting or any adjournment of the meeting.

     The Board of Directors unanimously believes that ratification of the one-for-two reverse split of the Company’s common stock is in the best interests of the Company and its stockholders, and accordingly, recommends a vote “FOR” the foregoing proposal on the enclosed proxy card.

     You are urged to attend the meeting in person, but, if you are unable to do so, our board of directors would appreciate the prompt return of the enclosed proxy card, dated and signed. You may revoke your proxy at any time before it is exercised, and your proxy will not be exercised if you attend the special meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS,

David E. Riggs
President, Chief Executive Officer & Chief
Financial Officer

YOUR VOTE IS IMPORTANT.
PLEASE RETURN YOUR PROXY PROMPTLY.

EXEGENICS, INC.
1250 PITTSFORD-VICTOR ROAD
BUILDING 200, SUITE 280
ROCHESETER, NEW YORK 14534

___________, 2004

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON ____________, 2004

TIME: 11:00 a.m. local time

DATE:    , 2004

PLACE:	Berkman, Henoch, Peterson & Peddy, P.C. 100 Garden City Plaza Garden City, New York 11530

     PURPOSES:

     1. To consider and act upon a proposal to authorize the Company’s board of directors in its discretion to amend the Company’s amended certificate of incorporation to effect a one-for-two reverse stock split of the Company’s common stock, such number consisting of only whole shares and authorizing the Company’s board of directors to file one such amendment; and

     2. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

     You are entitled to notice of and may vote if you were the record owner of eXegenics, Inc. series A preferred stock or common stock at the close of business on    , 2004. A list of stockholders of record will be available at the special meeting and, during the ten days prior to the special meeting, at the office of the Secretary at the above address.

BY ORDER OF THE BOARD OF DIRECTORS

David E. Riggs President, Chief Executive Officer & Chief Financial Officer

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY. IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING:

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

PROXY STATEMENT
PROPOSAL 1
SECURITY OWNERSHIP BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS
OTHER MATTERS

EXEGENICS, INC.
1250 PITTSFORD-VICTOR ROAD
BUILDING 200, SUITE 280
ROCHESTER, NEW YORK 14534

PROXY STATEMENT FOR THE EXEGENICS, INC.
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON ___________, 2004

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND THE SPECIAL MEETING

Why am I receiving this proxy statement?

     This proxy statement describes the proposal on which our board of directors of eXegenics, Inc. would like you, as a stockholder, to vote at a special meeting of the stockholders of the Company, which will take place on    , 2004. It also gives you information on this proposal so that you can make an informed decision. We intend to mail this proxy statement and accompanying proxy card on or about    , 2004 to all stockholders of record entitled to vote at the special meeting.

     In this proxy statement, we refer to eXegenics, Inc. as the “Company”, “we”, “us” or “our.”

Who can vote at the special meeting of stockholders?

     Stockholders who owned shares of our series A preferred stock or common stock on    , 2004 may attend and vote at the special meeting. Each share is entitled to one vote. There were    shares of the Company’s series A preferred stock and    shares of the Company’s common stock outstanding on    , 2004. All shares of common stock and series A preferred stock shall vote together as a single class. Information about the stockholdings of our directors and executive officers is contained in the section of this proxy statement entitled “Security Ownership by Management and Principal Stockholders” on page    of this proxy statement.

What is the proxy card?

     The proxy card enables you to appoint David E. Riggs, President, Chief Executive Officer and Chief Financial Officer, of the Company, as your representative at the special meeting. By completing and returning the proxy card, you are authorizing Mr. Riggs to vote your shares at the special meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the special meeting. Even if you plan to attend the special meeting, it is a good idea to complete and return your proxy card before the special meeting date just in case your plans change. If a proposal comes up for vote at the special meeting that is not on the proxy card, Mr. Riggs will vote your shares, under your proxy, according to his best judgment.

What am I voting on?

     You are being asked to authorize our board of directors in its discretion to amend our amended certificate of incorporation to effect a one-for-two reverse stock split of the issued and outstanding shares of our common stock, such number consisting of only whole shares.

     Our board of directors has unanimously adopted a resolution approving the proposal to authorize our board of directors to amend the Company’s amended certificate of incorporation to effect a one-for-two reverse stock split. Approval of the proposal would give our board of directors discretionary authority to implement the reverse stock split. If implemented by our board of directors, the reverse stock split would be effected by reducing the number of outstanding shares of common stock by a ratio of one-to-two, but will not increase the par value of the common stock or the number of authorized shares of common stock.

     We will also transact any other business that properly comes before the special meeting.

How does the board of directors recommend that I vote?

     Our board of directors unanimously recommends that the stockholders vote “for” the proposal.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

     Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

     If on    , 2004 your shares were registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, you are a stockholder of record who may vote at the special meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us or to vote in person at the special meeting. Whether or not you plan to attend the special meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

     If on    , 2004 your shares are held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record for purposes of voting at the special meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the special meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the special meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement; however, you will not be able to vote in person at the special meeting.

How do I vote?

     (1) You may vote by mail.

     You may vote by mail by completing, signing and dating your proxy card and returning it in the enclosed, postage-paid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted:

•	as you instruct, and

•	according to the best judgment of Mr. Riggs if a proposal comes up for a vote at the special meeting that is not on the proxy card.

     If you return a signed card, but do not provide voting instructions, your shares will be voted:

•	to approve the one-for-two reverse stock split, and

•	according to the best judgment of Mr. Riggs if a proposal comes up for a vote at the special meeting that is not on the proxy card.

     (2) You may vote in person at the special meeting.

     We will pass out written ballots to anyone who wants to vote at the special meeting. However, if you hold your shares in street name, you must bring to the special meeting a valid proxy from the broker, bank or other nominee holding your shares that confirms your beneficial ownership of the shares and gives you the right to vote your shares. Holding shares in street name means you hold them through a brokerage firm, bank or other nominee, and therefore the shares are not held in your individual name. We encourage you to examine your proxy card closely to make sure you are voting all of your shares in the Company.

What does it mean if I receive more than one proxy card?

     You may have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all of your shares are voted.

What if I change my mind after I return my proxy?

     You may revoke your proxy and change your vote at any time before the polls close at the special meeting. You may do this by:

•	sending a written notice to the Secretary of the Company, Mr. David E. Riggs, stating that you would like to revoke your proxy of a particular date,

•	signing another proxy card with a later date and returning it before the polls close at the special meeting, or

•	attending the special meeting and voting in person.

     Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend the special meeting and vote at the special meeting, you must bring to the special meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

Will my shares be voted if I do not sign and return my proxy card?

     If your shares are held in street name or in your name and you do not sign and return your proxy card, your shares will not be voted unless you vote in person at the special meeting.

How are votes counted?

     You may vote “for,” “against,” or “abstain” on approving the one-for-two reverse stock split.

How many stockholders are needed either in person or by proxy to hold the special meeting?

     To hold the special meeting and conduct business, a majority of the Company’s outstanding shares of common stock and series A preferred stock voting together as a single class entitled to vote as of    , 2004 must be present at the special meeting. This is called a quorum.

     Shares are counted as present at the special meeting if the stockholder either:

•	is present and votes in person at the special meeting, or

•	has properly submitted a proxy card.

How many votes are required to ratify the reverse stock split?

     A majority of the outstanding shares of common stock and series A preferred stock voting together as a single class are required to ratify the reverse stock split.

How many votes are required to approve other matters that may come before the stockholders at the special meeting?

     A majority of the shares of common stock and series A preferred stock voting together as a single class present at the special meeting, in person or by proxy, excluding broker non-votes.

What happens if I don’t indicate how to vote my proxy?

     If you just sign your proxy card without providing further instructions, your shares will be counted as a “for” vote for approving the reverse stock split.

Is my vote kept confidential?

     Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the special meeting?

     We will announce preliminary voting results at the special meeting and will announce the final results in a press release. We will also publish the final results in our quarterly report on Form 10-Q for the fiscal quarter following the results of the voting on this matter. We will file that report with the SEC, and you can obtain a copy by calling the SEC at 1-800-SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov.

Who can help answer my questions?

     You can contact our corporate headquarters, at (585) 218-4368 or by sending an email to der@exegenicsinc.com with any questions about proposals described in this proxy statement or how to execute your vote.

PROXY STATEMENT

     Our board of directors is soliciting proxies for the special meeting of stockholders to be held on —, 2004 at 11:00 a.m. local time at our general counsel’s office, Berkman, Henoch, Peterson & Peddy, P.C., 100 Garden City Plaza, Garden City, New York 11530. This proxy statement contains important information for you to consider when deciding how to vote on the matters before the special meeting.

     Our board of directors set    , 2004 as the record date for the special meeting. Stockholders who owned shares of series A preferred stock and common stock of eXegenics, Inc. on that date are entitled to vote as a single class at and attend the special meeting. Each share is entitled to one vote. There were    shares of the Company’s series A preferred stock and     shares of the Company’s common stock outstanding on the record date.

     Voting materials, which include this proxy statement and the proxy card, will be mailed to stockholders on or about    , 2004.

General Information

     This proxy statement is being provided and the accompanying proxy is being solicited by our board of directors for use at the special meeting of stockholders of eXegenics, Inc. to be held at our general counsel’s office, Berkman, Henoch, Peterson & Peddy, P.C., 100 Garden City Plaza, Garden City, New York 11530 on    , 2004 at 11:00 a.m. local time, or at any adjournment or postponement of the special meeting, for the purposes set forth in this proxy statement. We are mailing this proxy statement and accompanying proxy card on or about    , 2004 to all our stockholders entitled to notice of, and to vote at, the special meeting. Our principal executive office is located at 1250 Pittsford-Victor Road, Building 200, Suite 280, Pittsford, New York 14534, and our telephone number is (585) 218-4368.

Householding of Annual Disclosure Documents

     In December 2000, the Securities and Exchange Commission adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single set of our annual report and proxy statement to any household at which two or more of our shareholders reside, if we or your broker believe that the shareholders are members of the same family. This practice, referred to as “householding,” benefits both you and the Company. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each shareholder will continue to receive a separate proxy card or voting instruction card.

     If your household receives a single set of disclosure documents and you do not wish to participate in “householding” and would like to receive your own set of our annual disclosure documents in future years, follow the instructions described below. Or, if you share an address with another shareholder of the Company and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

•	If your shares are registered in your own name, please contact our transfer agent, American Stock Transfer & Trust Company, and inform them of your request by either calling them at 1-800-937-5449 or writing to them at 40 Wall Street, 46th Floor, New York, NY 10005.

•	If a broker or other nominee holds your shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Solicitation

     We will bear the cost of solicitation of proxies, including expenses in connection with preparing and mailing this proxy statement. We will furnish copies of solicitation materials to brokerage houses, fiduciaries, and custodians to forward to beneficial owners of our common stock held in their names. In addition, we will reimburse brokerage firms and other persons representing beneficial owners of stock for their expenses in forwarding solicitation materials to such beneficial owners.

Record Date, Voting Rights and Outstanding Shares

     Only holders of record of our common stock and series A preferred stock at the close of business on    , 2004 will be entitled to notice of, and to vote at, the special meeting. As of    , 2004, we had    shares of series A preferred stock and    shares of common stock outstanding. Each share of common stock and series A preferred stock is entitled to one vote on each proposal that will come before the special meeting. A majority of the outstanding shares of series A preferred stock and common stock, together as one class, will constitute a quorum at the special meeting. Votes withheld, abstentions and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a matter) are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

Broker Non-Votes

     A broker non-vote occurs when a broker cannot vote a customer’s shares registered in the broker’s name because the customer did not send the broker instructions on how to vote on the matter. If the broker does not have instructions and is barred by law or applicable rules from exercising its discretionary voting authority in the particular matter, then the shares will not be voted on the matter, resulting in a “broker non-vote.”

Revocability of Proxy and Voting of Shares

     Any stockholder giving a proxy has the power to revoke it at any time before the special meeting. It may be revoked by mailing to our Secretary, David E. Riggs, at our principal executive offices, 1250 Pittsford-Victor Road, Building 200, Suite 280, Rochester, New York 14534, an instrument of revocation or a duly executed proxy bearing a later date. It may also be revoked by attendance at the special meeting and giving an election to our Secretary to vote in person. If not revoked, the proxy will be voted at the special meeting in accordance with the stockholder’s instructions indicated on the proxy card. If no instructions are indicated, the proxy will be voted (i) FOR the proposal to authorize our board of directors in its discretion to amend the Company’s amended certificate of incorporation to effect a one-for-two reverse stock split of the issued and outstanding shares of the Company’s common stock, such number consisting of only whole shares, depending upon a determination by our board of directors that such a reverse stock split is in the best interests of the Company and its stockholders, and authorizing our board of directors to file one such amendment; and (ii) in accordance with the judgment of the proxy holders as to any other matter that may properly come before the special meeting or any adjournment thereof.

PROPOSAL 1

General

     Our board of directors has unanimously adopted a resolution approving, declaring advisable and recommending to the stockholders for their approval, a proposal that Article Fourth of the Company’s amended certificate of incorporation be amended to effect a one-for-two reverse stock split of the issued and outstanding shares of the Company’s common stock, such number consisting of only whole shares. If approved by our stockholders, the reverse stock split would become effective on or about    , 2004. Our board of directors may effect only one reverse stock split. In determining the reverse stock split ratio, our board of directors considered its ultimate objective of compliance with NASDAQ Marketplace Rule 4450(a)(5) which requires a $1.00 minimum share price for listing on The Nasdaq SmallCap Market. Even if the stockholders approve the reverse stock split, the Company reserves the right not to effect the reverse stock split if our board of directors does not deem it to be in the best interests of the Company and its stockholders to effect the reverse stock split.

     The form of the proposed amendment to effect the reverse stock split, as more fully described below, will effect the reverse stock split but will not change the number of authorized shares of common stock or preferred stock, or the par value of our common stock or preferred stock.

     The amendment to our amended certificate of incorporation relating to this proposal 1 is attached to this proxy statement as Appendix A.

Purpose

     Our board of directors approved the proposal authorizing the reverse stock split for the following reasons:

•	our board of directors believes this action will enable the Company to achieve compliance with the decision by Nasdaq Listing Qualification Panel which gave the Company until July 25, 2004 to come into compliance with Nasdaq Marketplace Rule 4450(a)(5) (which requires a $1.00 minimum share price for listing on The Nasdaq SmallCap Market) for a minimum period of ten consecutive trading days prior to July 25, 2004; and

•	our board of directors believes this action will attract additional investment in the Company which will in turn allow the Company to focus on opportunities to accelerate its growth.

Potential Increased Investor Interest

     On    , 2004, our common stock closed at $  per share. In approving the proposal authorizing the reverse stock split, our board of directors considered that our common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Also, our board of directors believes that most investment funds are reluctant to invest in lower priced stocks.

     Our board of directors also believes our shareholders would benefit from maintaining our publicly traded status as we continue to search for and investigate potential new investment opportunities.

There are risks associated with the reverse stock split, including that the reverse stock split may not result in an increase in the per share price of our common stock or that any increase in the per share price of our common stock will not be sustained.

     This proxy statement includes forward-looking statements, including statements regarding our intent to solicit approval of the reverse stock split, the timing and ratio of the reverse stock split and the potential benefits of the reverse stock split, including, but not limited to, the expectation that the reverse stock split will result in the following: compliance with Nasdaq Marketplace Rule 4450(a)(5), potential for a higher stock price and potential recognition of greater shareholder value. The words “believe,” “expect,” “will,” “may” and similar phrases are intended to identify such forward-looking statements. Such statements reflect the current views and assumptions of the Company and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These risks include, but are not limited to, risks relating to the volatility of our stock price, general market and economic conditions, the nature of the Company’s stockholders and potential stockholders and unexpected delays in preparing, filing and mailing definitive proxy materials for the reverse stock split. For a discussion of these and other risk factors that could affect our business, see “Risk Factors” in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2003 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.

     We cannot predict whether the reverse stock split will increase the market price for our common stock. The history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the reverse stock split will result in a per share price that will satisfy Nasdaq Marketplace Rule 4450(a)(5) minimum bid price requirement of $1.00 per share for ten consecutive trading days prior to July 25, 2004.

     The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Determination of Ratio

     In determining the one-for-two reverse stock split ratio, our board of directors considered numerous factors including the historical and projected performance of our common stock, prevailing market conditions and general economic trends, and ultimately, compliance with NASDAQ National Market’s minimum bid price requirement of $1.00 per share.

Principal Effects of the Reverse Stock Split

     If the stockholders approve the proposal to authorize our board of directors to implement the one-for-two reverse stock split and our board of directors decides to implement the reverse stock split, we will amend the existing provision of our amended certificate of incorporation relating to our authorized capital to add the following paragraph at the end thereof:

     “Upon the effectiveness (the “Effective Date”) of the certificate of amendment to the amended certificate of incorporation containing this sentence, each two shares of the Common Stock issued and outstanding as of the date and time immediately preceding [date on which the certificate of amendment is filed], the effective date of a Reverse Stock Split (the “Split Effective Date”), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of Common Stock. There shall be no fractional shares issued. A holder of record of Common Stock on the Split Effective Date who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive an additional share of common stock in lieu of such fractional share.”

     The reverse stock split will be effected simultaneously for all our common stock and the exchange ratio will be the same for all of our common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. Common stock issued pursuant to the reverse stock split will remain fully paid and nonassessable. The reverse stock split will not affect our continuing to be subject to the periodic reporting requirements of the Securities and Exchange Act of 1934, as amended.

     The effect of the reverse split on the series A preferred stock will be as per the terms of the Certificate of Designation for the series A preferred stock and the Certificate of Amendment of Certificate of Incorporation. According to such documents the conversion price of the series A preferred stock is subject to adjustment such that the conversion price (as defined) shall be proportionally adjusted so that the holder of any shares of series A preferred stock surrendered for conversion after such date shall be entitled to receive the kind and amount of shares in which such holder would have owned or have been entitled to receive had such shares of series A preferred been converted immediately prior to such event (the foregoing is subject to a full discussion in the Certificate of Designation for the series A preferred stock and the Certificate of Amendment of Certificate of Incorporation).

     For illustrative purposes only, the following table shows approximately the effect on our common stock of the potential reverse stock split:

	Prior to
	Reverse
	Stock Split	1-for-2
Authorized	30,000,000	30,000,000
Issued and Outstanding series A Preferred Stock	890,600	445,300
Issued and Outstanding Common Stock	16,315,000	8,157,500
Available for future issuance	12,794,400	21,397,200

     Based on stock information as of the record date, after completion of the one-for-two reverse stock split we will have approximately 22,000,000 shares of authorized but unissued shares of common stock. These additional shares would be available from time to time for corporate purposes including raising additional capital, acquisitions of companies or assets, for strategic transactions, including a sale of all or a portion of the Company, and sales of stock or securities convertible into common stock. We currently have no present intention, plan, arrangement or agreement, written or oral, to issue shares of our common stock for any purpose, except for the issuance of shares of common stock upon (1) the exercise of outstanding options or warrants to purchase our common stock or (2) the conversion of outstanding shares of our series A convertible preferred stock. We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. If we issue additional shares, the ownership interests of holders of our common stock may be diluted.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

     If the certificate of amendment is approved by our stockholders, and if our board of directors still believes that a reverse stock split is in the best interests of the Company and its stockholders, our board of directors will execute the desired one-for-two reverse stock split. We will file the certificate of amendment with the Secretary of State of the State of Delaware. The form of certificate of amendment is attached as Appendix A to this proxy statement. The reverse stock split will become effective on the split effective date, on or around    , 2004. Beginning on the split effective date, each certificate representing old shares will be deemed for all corporate purposes to evidence ownership of new shares.

     As soon as practicable after the split effective date, stockholders will be notified that the reverse stock split has been effected. We expect that our transfer agent, American Stock Transfer & Trust Company, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of old shares will be asked to surrender to the exchange agent certificates representing old shares in exchange for certificates representing new shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Any old shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for new shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

     No fractional shares will be issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of old shares not evenly divisible by the number of new shares for which each old share is to be exchanged, will be entitled, upon surrender to the exchange agent of certificates representing such shares, to an additional share of common stock in lieu thereof.

Accounting Matters

     The reverse stock split will not affect total stockholders’ equity on our balance sheet. However, because the par value of our common stock will remain unchanged on the split effective date, the components that make up total stockholders’ equity will change by offsetting amounts. Given the proposed one-for-two reverse stock split, the stated capital component will be reduced by one-half (1/2) of its present amount, and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of our common stock outstanding.

Potential Anti-Takeover Effect

     Although the increased proportion of unissued authorized shares to be issued could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other transaction for the combination of the Company with another Company), the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to our board of directors and stockholders. Other than the reverse stock split proposal, our board of directors does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of the Company.

No Dissenter’s Rights

     Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter’s rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.

Right To Abandon Reverse Split

     Although we do not anticipate doing so, we may abandon the proposed reverse split at any time prior to its effectiveness if our board of directors deems it advisable to do so. Any decision as to the appropriateness of the reverse split will be made solely by our board of directors and will depend upon numerous factors.

Federal Income Tax Consequences of the Reverse Stock Split

     The following is a summary of certain material federal income tax consequences of the reverse stock split and does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. For example, the state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which such stockholder resides. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the old shares were, and the new shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split.

     The federal income tax liability, if any, generated by the receipt of an additional share of common stock should be minimal in view of the low value of the share. The stockholder’s holding period for the new shares will include the period during which the stockholder held the old shares surrendered in the reverse stock split.

     Our view regarding the tax consequence of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with such stockholder’s own tax advisor with respect to all of the potential tax consequences to such stockholder of the reverse stock split.

Proposal 1

     TO AUTHORIZE OUR BOARD OF DIRECTORS IN ITS DISCRETION TO AMEND OUR AMENDED CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-TWO REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK, SUCH NUMBER CONSISTING OF ONLY WHOLE SHARES, DEPENDING UPON A DETERMINATION BY OUR BOARD OF DIRECTORS THAT SUCH A REVERSE STOCK SPLIT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, AND AUTHORIZING OUR BOARD OF DIRECTORS TO FILE ONE SUCH AMENDMENT.

     In this Proposal 1, our stockholders are being asked to authorize our board of directors, in its sole discretion, to amend our amended certificate of incorporation to effect a one-for-two reverse stock split of our issued and outstanding common stock, such number consisting of only whole shares, in order to comply with Nasdaq Marketplace Rule 4450(a)(5) minimum bid price requirement of $1.00 per share for ten consecutive trading days prior to July 25, 2004.

     If the proposed reverse stock split is approved at the special meeting, our board of directors may, in its sole discretion, at any time prior to    , 2004, authorize the filing of an amendment to our amended certificate of incorporation effecting the reverse stock split in the form attached to this proxy statement as Appendix A with the Secretary of State of the State of Delaware. Notwithstanding the approval of the reverse stock split at the special meeting, our board of directors may, in its sole discretion, determine not to implement the reverse stock split.

Vote Required; Recommendation of Board of Directors

     The affirmative vote of the holders of a majority of all outstanding shares of the Company stock entitled to vote on this proposal will be required for approval of the certificate of amendment.

     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AUTHORIZE OUR BOARD OF DIRECTORS IN ITS DISCRETION TO AMEND OUR AMENDED CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-TWO REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK, SUCH NUMBER CONSISTING OF ONLY WHOLE SHARES.

SECURITY OWNERSHIP BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information with respect to beneficial ownership of our shares of common stock as of —, 2004: (i) by each person (or group of affiliated persons) who we know to own beneficially more than five percent of our outstanding shares of common stock; (ii) by each individual who served as our chief executive officer during the fiscal year ended December 31, 2003; (iii) by our only highly paid executive officers who earned more than $100,000 in the fiscal year ended December 31, 2003 and who were employed by us on December 31, 2003; and (iv) by all of our current directors and executive officers as a group. As of April 20, 2004, we had    shares of common stock outstanding. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

	Common Stock		Series A Preferred Stock
		Percent		Percent	Percent of all
Name and Address of Beneficial Owner(1)	Number	of Class(2)	Number	of Class(3)	Voting Securities(4)
Bruce Meyers(5)(10)	1,329,983	7.88%	38,976	3.98%	7.66%
Melvin Weiss(6)(10)	602,850	3.57%	—	—	3.38%
Michael Stone(10)(11)	269,257	1.59%	—	—	1.51%
John A. Paganelli	—	*	—	—	*
Robert A. Baron	44,800	0.27%	—	—	0.25%
Robert Benou	—	*	—	—	*
John J. Huntz, Jr.	—	*	—	—	*
David Lee Spencer, M.D.	774,100	4.59%	—	—	4.33%
Ronald L. Goode, Ph.D.(7)	745,030	4.41%	—	—	4.17%
David E. Riggs(8)	157,200	0.93%	—	—	0.88%
Directors and executive officers as a group (7 persons)(9)	1,721,130	10.20%	—	—	9.64%

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o eXegenics Inc., 1250 Pittsford - Victor Road, Building 200, Suite 280, Pittsford New York 14534.

Calculated on the basis of shares of common stock issued and outstanding as of —, 2004 except that shares of common stock underlying options and warrants exercisable within 60 days of the date hereof are deemed to be outstanding for purposes of calculating the beneficial ownership of securities of the holder of such options or warrants. This calculation excludes shares of common (2) stock issuable upon the conversion of series A preferred stock.

(3)	Calculated on the basis of shares of series A preferred stock outstanding as of —, 2004.

(4)	Calculated on the basis of an aggregate of shares of common stock and shares of series A preferred stock issued and outstanding as of —, 2004, except that shares of common stock underlying options and warrants exercisable within 60 days of the date hereof are deemed to be outstanding for purposes of calculating beneficial ownership of securities of the holder of such options or warrants. This calculation excludes shares of common stock issuable upon the conversion of series A preferred stock.

(5)	Mr. Meyers’ address is c/o Meyers Associates, L.P., 45 Broadway, New York, New York 10006. The amount shown for Mr. Meyers includes: 859,645 shares owned by Mr. Meyers; 4,740 shares owned by the Bruce Meyers Keogh; 33,800 shares of the Company’s common stock owned by the Joseph Rita and Bruce Meyers Foundation for Life Inc. (Mr. Meyers is the Chairman of the Board of the Joseph Rita and Bruce Meyers Foundation for Life), 38,976 shares of the Company’s common stock issuable upon the conversion of 38,976 shares of preferred stock owned by Bruce Meyers; and the following securities owned by Meyers Associates, L.P. of which Mr. Meyers, is an executive officer, the sole shareholder and director of the general partner of Meyers Associates, L.P.; 76,092 shares of common stock, and 250,000 shares of common stock issuable upon the exercise of currently exercisable five-year warrants issued in 2002 to Meyers Associates, L.P. A portion of the shares beneficially owned by Mr. Meyers were obtained for services provided by Meyers Associates, L.P. a registered broker dealer. The services provided by Meyers Associates, L.P. included acting as financial advisor, placement agent and/or underwriter to the Company. The percent of the class of common stock of the Company owned by Mr. Meyers is based on the Company’s having 15,873,579 shares of common stock outstanding, which assumes the conversion of currently exercisable warrants issued to Meyers Associates, L.P. into 250,000 shares of the Company’s common stock. As of September 5, 2003, Mr. Meyers beneficially owned 1,329,983 shares of the Company’s common stock.

(6)	This includes 4,400 shares of the Company’s common stock owned by The M&B Weiss Family Limited Partnership of 1996 and 20,000 shares of the Company’s common stock owned by the M&B Weiss Family Foundation, Inc. (the “Foundation”). Mr. Weiss’ wife and children are also officers of the Foundation and members of its board. Mr. Weiss’ business address is Milberg Weiss Bershad Hynes & Lerach LLP, One Pennsylvania Plaza, New York, New York 10119.

(7)	Ownership consists of 111,700 shares of common stock and options to purchase 633,330 shares of common stock that are currently exercisable or exercisable within 60 days of the date hereof. Does not include options to purchase 66,670 shares of common stock not exercisable within 60 days of the date hereof. Dr. Goode’s address is 3701 Cragmont Avenue, Dallas, Texas 75205. Beneficial ownership information taken from Dr. Goode’s disclosure to the Company.

(8)	Ownership consists of 7,200 shares of common stock and options to purchase 150,000 shares of common stock currently exercisable or exercisable within 60 days of the date hereof. Does not include options to purchase 75,000 shares of common stock not exercisable within 60 days of the date hereof.

(9)	Ownership consists of 163,700 shares of common stock and options to purchase an aggregate of 783,330 shares of common stock, which are currently exercisable or exercisable within 60 days of the date hereof. Does not include options to purchase 141,670 shares of common stock not exercisable within 60 days of the date hereof.

(10)	Beneficial ownership information taken from Schedule 14A file number 03896368 filed September 15, 2003.

(11)	Mr. Stone’s business address is c/o North American Pharmacy, 16129 Cohasset, Van Nuys, California 91406.

OTHER MATTERS

     Our board of directors does not know of any other matter that may come before the special meeting. If any other matters are properly presented to the special meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their best judgment on such matters.

     Our board of directors hopes that stockholders will attend the special meeting. Whether or not you plan to attend, you are urged to complete, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the special meeting, and your cooperation will be appreciated. Stockholders of record who attend the special meeting may vote their shares even though they have sent in their proxies.

BY ORDER OF THE BOARD OF DIRECTORS

David E. Riggs, Secretary

Rochester, New York
—, 2004

APPENDIX A

CERTIFICATE OF AMENDMENT
OF
AMENDED CERTIFICATE OF INCORPORATION
OF
EXEGENICS, INC.

     It is hereby certified that:

     1. The name of the corporation (hereinafter called the “Corporation”) is eXegenics, Inc.

     2. The Amended Certificate of Incorporation of the Corporation, as amended to date, is hereby further amended by adding the following new sentences to the end of the first paragraph of Article FOURTH thereof:

     “Upon the effectiveness (the “Effective Date”) of the certificate of amendment to the amended certificate of incorporation containing this sentence, each [*] shares of the Common Stock issued and outstanding as of the date and time immediately preceding [date on which the certificate of amendment is filed], the effective date of a reverse stock split (the “Split Effective Date”), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of Common Stock. There shall be no fractional shares issued. A holder of record of Common Stock on the Split Effective Date who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive an additional share of common stock.”

     3. The foregoing amendment was adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

     4. This Certificate of Amendment shall become effective at 5:00 p.m., local time, on [ , 2004].

Signed this [ ] day of [ ], 2004.

By:

Name:
Title:

*	By approving this amendment stockholders will approve the conversion of two (2) shares of common stock into one (1) share. The certificate of amendment filed with the Secretary of State of the State of Delaware will indicate such conversion as described above. In accordance with the resolution, the board of directors will not implement any amendment providing for a different split ratio.

EXEGENICS, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David E. Riggs, individually, proxies, with full power of substitution, to vote all shares of common stock of eXegenics, Inc., a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the special meeting of stockholders to be held at the office of their general counsel, Berkman, Henoch, Peterson & Peddy, P.C., 100 Garden City Plaza, Garden City, New York 11530 on —, 2004 at 11:00 a.m. local time, or any adjournment thereof. The proxies are being directed to vote as specified below, or, if no specification is made, FOR the proposal to authorize the board of directors in its discretion to amend the Company’s amended certificate of incorporation to effect a one-for-two reverse stock split of the issued and outstanding shares of the Company’s common stock, such number consisting of only whole shares; and in accordance with their discretion on such other matters that may properly come before the special meeting.

     THE DIRECTORS RECOMMEND A VOTE FOR:

1.	☐	FOR	☐	AGAINST	☐	ABSTAIN

A proposal to authorize the Company’s board of directors in its discretion to amend the Company’s amended certificate of incorporation to effect a one-for-two reverse stock split of the issued and outstanding shares of the Company’s common stock, such number consisting of only whole shares, depending upon a determination by the board of directors that such a reverse stock split is in the best interests of the Company and its stockholders, and authorizing the Company’s board of directors to file one such amendment.

I plan to attend the special meeting	Yes	No

Signature(s)	Date:

(Signature(s) must be exactly as name(s) appear on this proxy. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your title. When shares are in the names of more than one person, each should sign this proxy.)